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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               FEBRUARY 19, 1997

                             DE ANZA PROPERTIES - X
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

               0-8942                              95-3005938
       (Commission File Number)       (IRS Employer Identification Number)

      9171 Wilshire Boulevard, Suite 627, Beverly Hills, California 90210
      (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number including area code: 310/550-1111

                                      None
         (Former name or former address, if changed since last report.)


                      Page 1 of 5 pages contained herein.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Sale of Woodbridge Meadows Apartments
-------------------------------------

     On February 19, 1997, De Anza Properties-X, a California limited partnership ("Registrant") sold Woodbridge Meadows Apartments (the "Property") pursuant to the Purchase and Sales Agreement and Joint Escrow Instructions dated September 24, 1996 and entered into on October 7, 1996, as reinstated and amended January 15, 1997. The buyers were Heritage Square Apartments, a general partnership, as to an undivided 90% interest, and Arroyo Grande Investment Company, a limited liability company, as to an undivided 10% interest, as tenants in common (the "Buyers"), and the nominees of J. F. Shea, Co., Inc. Neither Registrant nor its operating general partner has any relationship with either Buyer or J. F. Shea, Co., Inc. Located on 17.8 acres in Irvine, California, the Property is a 375-unit upscale garden apartment complex.

     The Buyer paid $29,433,000 all cash for the Property. Mortgage debt of $4,757,740 on the Property (including a $116,042 prepayment fee) and a $261,330 broker's commission were paid by Registrant upon closing. Sale proceeds net of these payments and $164,398 in sale and closing costs will be distributed to Registrant's limited and general partners in accordance with Registrant's Partnership Agreement.

     Pursuant to Registrant's Partnership Agreement, previous refinancing and sale distributions were first made to holders of limited partner interests in amounts equal to their original capital contributions plus their Priority Return less all prior operating distributions paid to holders of limited partner interests, and then the remainder was paid 76.3184% to the holders of limited partner interests and 23.6816% to the holders of general partner interests. Accordingly, from the sale of the Property, Registrant expects to distribute approximately $18,506,855 (or $809 per limited partner Unit) to the holders of limited partner interests and $5,742,677 to the holders of general partner interests.

     By selling the Property, Registrant disposed of its sole remaining real estate asset, although it continues to hold cash reserves, including those required by the 1994 Colonies of Margate sale. Registrant anticipates that these reserves will be released in 1997 and that upon their release, the reserves, net of projected operating costs, will be distributed to the partners and Registrant will be dissolved and liquidated.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Reinstatement of and First Amendment to Purchase and Sales Agreement and Joint Escrow Instructions, dated January 15, 1997.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DE ANZA PROPERTIES - X,
                                 a California limited partnership
                                 By De Anza Corporation
                                    Operating General Partner

Date:  March 3, 1997                By: /s/Michael D. Gelfand
                                        ---------------------
                                         Michael D. Gelfand
                                         President and Chief Financial Officer

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                         WOODBRIDGE MEADOWS APARTMENTS
                         -----------------------------
                                REINSTATEMENT
                                    OF AND
                               FIRST AMENDMENT
                                      TO
                         PURCHASE AND SALES AGREEMENT
                                     AND
                           JOINT ESCROW INSTRUCTIONS

     THIS REINSTATEMENT AND FIRST AMENDMENT (this "Amendment") to Purchase and Sales Agreement and Joint Escrow Instructions (the "Agreement") dated September 24, 1996 by and between DE ANZA PROPERTIES - X, a California limited partnership ("Seller") and J.F. SHEA CO., INC., a Nevada corporation, and/or its permitted assignee ("Buyer"), is made and entered into as of the 15/th/ of January, 1997 to reinstate and amend the Agreement as follows:

     1. The Agreement provided that Buyer's Inspection Period was to expire on or about November 6, 1996. Pursuant to a letter modification dated November 11, 1996, the Inspection Period was extended to November 15, 1996. Buyer did not approve the matters subject to Buyer's review and approval and accordingly, the obligations of the parties to close the transaction ceased. Buyer did not request the release of the Initial Deposit and it remains with Escrow Holder.

     2. Buyer and Seller hereby reinstate the terms of the Agreement in full and modify them as set forth in this Amendment. Buyer acknowledges that Seller ceased to provide the Weekly Occupancy Activity Analysis report. Seller will commence providing the Analysis report upon reinstatement and will provide the prior reports, as well, without warranty.

     3. The Purchase Price is reduced to Twenty-nine Million Four Hundred Thirty-three Thousand Dollars ($29,433,000), with a corresponding reduction in the allocation to the Real Property and Improvements to $29,158,000. CB Commercial has agreed to reduce its commission by $33,000, to $261,330.

     4.   Buyer hereby approves all matters which are subject to Buyer's review
                                ---
and approval during the Inspection Period, other than the status of active dry wood termite treatment as described in paragraph 6 below. This Amendment will be deemed Buyer's Title Approval Notice under the Agreement. Buyer represents that it has obtained all approvals necessary for its or its proposed assignee's purchase of the Property and Buyer has satisfied the condition of Board of Director approval.

          a. Buyer continues to be obligated to obtain, at its expense, the Phase I Environmental Report and to provide a copy to Seller on or before February 12, 1997. However, this report shall not be a condition to Buyer's obligations under the Agreement and Buyer shall have no right of approval or disapproval of said report or the matters contained therein.

          b. Buyer shall notify Seller on or before February 5, 1997, which employees, if any, Buyer intends to hire upon Closing.

          c. By January 17, 1997, Buyer shall provide Seller with the insurance certificates required by Section 3.1.1B(v) of the Agreement.

     5. Buyer shall wire the Additional Deposit to Escrow Holder on January 16, 1997.

     6. As the only remaining condition to Buyer's approval of the Property, Seller's contractor, Ecola, shall fully treat the Property for any active dry wood termite infestation under its service plan policy, prior to Closing. Ecola will prepare an inspection report identifying areas of active dry wood termite infestation and indicating the treatment completed. The report will be provided to Seller and Buyer on or before January 20, 1997. Buyer shall have four (4) business days from receipt of the report to review and approve or disapprove it, in writing. If Buyer approves the report, this condition will be deemed satisfied; and if Buyer elects, in its written approval,

                                      -3-
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Seller will assign the Ecola policy to Buyer at Closing, without proration.
Seller shall have no obligation following Closing. If Buyer does not approve the report during said time period, the parties' obligations to close this transaction shall cease and the entire Deposit shall be returned to Buyer.

     7.   The Closing Date shall be extended to February 19, 1997.

     8. J.F. Shea Co., Inc. will assign its rights under the Agreement to Hampton Square Apartments, a California general partnership and by February 7, 1997, will provide Seller and the Title Company with a copy of said assignment and evidence of all necessary approvals and authority for the assignee to acquire the Property.

     The parties agree to execute any escrow instructions necessary to implement the foregoing.

     This Amendment may be executed in two or more identical counterparts, all of which shall be taken together as a single instrument.

                        (Signatures on following page.)

                                      -4-
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

SELLER:

DE ANZA PROPERTIES - X,
a California limited partnership
By De Anza Corporation,
 Operating General Partner


     By /s/ Herbert M. Gelfand                         Dated: January 16, 1997
        ------------------------------
        Herbert M. Gelfand
        Chairman of the Board


BUYER:

J.F. SHEA CO., INC.,
a Nevada corporation



     By /s/ William Gaboury                            Dated: January 17, 1997
        ------------------------------
        Its Vice President


ESCROW HOLDER:
Escrow Holder acknowledges receipt of the foregoing Amendment.

CHICAGO TITLE INSURANCE COMPANY



By: /s/ Amy Hiraheta for                               Dated: 1/31/97
    ------------------------------
    Jane Little, Escrow Officer

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